                                                                  EXHIBIT 99 (b)

--------------------------------------------------------------------------------
   Investor Release
--------------------------------------------------------------------------------
   FOR IMMEDIATE RELEASE                   FOR MORE INFORMATION CONTACT:
   ---------------------                   ----------------------------
   10/18/01                                Investors: Mary Healy, 630-623-6429
                                           Media:  Anna Rozenich, 630-623-7316

                                           FOR ACCESS TO CONFERENCE CALL:
                                           -----------------------------
                                           When: 12:00 p.m. CT,
                                           Thursday, October 18, 2001
                                           Where: http://www.mcdonalds.com

                    McDONALD'S REPORTS INCREASE IN QUARTERLY
                    ----------------------------------------
                               EARNINGS PER SHARE
                               ------------------

   OAK BROOK, IL -- McDonald's Corporation today announced global results for the quarter and nine months ended September 30, 2001.

   . Diluted net income per common share was 42 cents for the quarter, an increase of 5% in constant currencies.

   . In constant currencies, Systemwide sales increased in all segments for a total increase of 4% for the quarter and 5% for the nine months.

   . Revenues increased 6% for the quarter and 8% for the nine months in constant currencies.

   .   The Company repurchased $914 million of stock during the nine months.

-------------------------------------------------------------------------------------------------------
Key highlights - Consolidated
Dollars in millions,                                                                  Percent
except per common share data                                                    Increase/(Decrease)
-------------------------------------------------------------------------------------------------------
                                                                                   As         Constant
Quarters ended September 30                     2001            2000         Reported        Currency*
-------------------------------------------------------------------------------------------------------
Systemwide sales                           $10,629.2       $10,512.4                 1               4
-------------------------------------------------------------------------------------------------------
Total revenues                               3,879.3         3,749.0                 3               6
-------------------------------------------------------------------------------------------------------
Operating income                               746.6           910.8               (18)            (16)
-------------------------------------------------------------------------------------------------------
Net income                                     545.5           548.5                (1)              3
-------------------------------------------------------------------------------------------------------
Net income per common share - diluted            .42             .41                 2               5
-------------------------------------------------------------------------------------------------------
Nine months ended September 30
-------------------------------------------------------------------------------------------------------
Systemwide sales                           $30,517.7       $30,256.7                 1               5
-------------------------------------------------------------------------------------------------------
Total revenues                              11,098.5        10,653.4                 4               8
-------------------------------------------------------------------------------------------------------
Operating income                             2,214.3         2,555.7               (13)            (10)
-------------------------------------------------------------------------------------------------------
Net income                                   1,364.7         1,525.3               (11)             (7)
-------------------------------------------------------------------------------------------------------
Net income per common share - diluted           1.04            1.12                (7)             (4)
-------------------------------------------------------------------------------------------------------

* Information in constant currencies excludes the effect of foreign currency translation on reported results, except for hyperinflationary economies, such as Russia, whose functional currency is the U.S. Dollar.

SUMMARY COMMENTARY

Chairman and Chief Executive Officer Jack M. Greenberg said, "McDonald's reported earnings per share of 42 cents for the quarter, in line with previous guidance. These results include a $137 million after-tax gain related to the initial public offering of McDonald's Japan and after-tax charges of about $84 million, primarily related to closing 154 under performing restaurants in international markets. In constant currencies, earnings per share was 43 cents, an increase of 5% for the quarter. Systemwide sales increased 4% and revenues increased 6% for the quarter in constant currencies.

     "Europe's operating income continued to show improvement compared with the first half of the year, excluding the charges for restaurant closings. Quarterly comparable sales also improved sequentially in Europe, led by France, which had positive comparable sales for each of the past seven months. Germany also posted continuing comparable sales improvement, with September's results the best in the past 12 months. Consumer concerns about the safety of the European beef supply in certain markets appear to be lessening and we look forward to a stronger fourth quarter.

     "In the U.S., third quarter comparisons were difficult, primarily due to the Teenie Beanie Babies and Olympic Taste Trials promotions last year. As announced yesterday, the U.S. business has made organizational changes and redeployed resources designed to improve our customers' experience, build sales and encourage more frequent visits.

     "In addition to the plans announced for the U.S., we are carefully reviewing our business around the world. We will determine the most efficient methods to deliver our strategic priorities - people, operational excellence and profitability - and strive to improve sales, margins and returns.

     "As a result of these change initiatives around the world, we expect to incur a special charge to earnings in the fourth quarter. We anticipate these initiatives will produce future savings in selling, general and administrative expenses. We will announce the amounts of the charge and expected savings in the near future.

     "While we continue to target relatively flat constant currency earnings per share for the year, in light of continued economic weakness and its negative effect on consumer spending around the world, we expect fourth quarter earnings per share of 34 to 36 cents in constant currencies. These expectations exclude the impact of the fourth quarter special charge.

     "This has been a challenging year for many global companies, including McDonald's. While I am not pleased with our overall results, I am proud of how our System has responded to the many difficult conditions we've faced. I am also proud of our great brand, our outstanding franchisees and suppliers, our employees and our exciting plans to build an even stronger and more productive McDonald's for the future."

OPERATING RESULTS

The Company operates in the food service industry and primarily operates quick-service restaurant businesses under the McDonald's brand. To capture additional meal occasions, the Company also operates other restaurant concepts:
Aroma Cafe, Boston Market, Chipotle and Donatos Pizza. Collectively these four businesses are referred to as "Partner Brands." In addition, McDonald's has a minority ownership in Pret A Manger.

Impact of Foreign Currencies on Reported Results

     While changing foreign currencies affect reported results, McDonald's lessens exposures, where practical, by financing in local currencies, hedging certain foreign-denominated cash flows and by purchasing goods and services in local currencies.

     Reported results for the quarter and nine months were negatively affected by foreign currency translation primarily due to the weaker Euro, British Pound, Japanese Yen and the Australian Dollar.

     If foreign currency exchange rates remain constant for the remainder of the year, we expect translation will reduce full-year reported earnings per share by 4 to 5 cents.

Net Income and Net Income Per Common Share-Diluted

     Net income for the quarter was $545.5 million, a decrease of 1% while diluted net income per common share increased 2% for the quarter to 42 cents. For the nine months, net income decreased 11% to $1,364.7 million and diluted net income per common share decreased 7% to $1.04. In constant currencies, net income and diluted net income per common share increased 3% and 5%, respectively, for the quarter, and decreased 7% and 4%, respectively, for the nine months.

     For the quarter, the Company recorded a $137.1 million after-tax gain related to the initial public offering of McDonald's Japan. The Company also recorded $84.1 million in after-tax charges primarily related to the closing of 154 under performing restaurants in international markets and the write-off of certain technology costs. In addition, the nine months included a $24.0 million after-tax asset impairment charge in Turkey.

     Weighted average shares outstanding for the quarter and nine months were lower compared with the prior year due to shares repurchased. In addition, outstanding stock options had a less dilutive effect than in the prior year. During the first nine months of 2001, the Company repurchased 30.2 million shares of its common stock for approximately $914 million.

Systemwide Sales and Revenues

     Systemwide sales represent sales by Company-operated, franchised and affiliated restaurants. Total revenues include sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees include rent, service fees and royalties that are based on a percent of sales, with specified minimum payments along with initial fees.

   -------------------------------------------------------------------------------------------------
   Systemwide sales
                                                                                 Percent
   Dollars in millions                                                      Increase/(Decrease)
   -------------------------------------------------------------------------------------------------
                                                                              As           Constant
   Quarters ended September 30             2001             2000        Reported          Currency*
   -------------------------------------------------------------------------------------------------
   U.S.                               $ 5,206.5        $ 5,051.4             3                  n/a
   -------------------------------------------------------------------------------------------------
   Europe                               2,520.2          2,449.9             3                    5
   -------------------------------------------------------------------------------------------------
   Asia/Pacific                         1,721.2          1,820.2            (5)                   5
   -------------------------------------------------------------------------------------------------
   Latin America                          431.4            456.2            (5)                   7
   -------------------------------------------------------------------------------------------------
   Other**                                749.9            734.7             2                    5
   -------------------------------------------------------------------------------------------------
   Total Systemwide sales             $10,629.2        $10,512.4             1                    4
   -------------------------------------------------------------------------------------------------
   Nine months ended September 30
   -------------------------------------------------------------------------------------------------
   U.S.                               $15,071.6        $14,748.9             2                  n/a
   -------------------------------------------------------------------------------------------------
   Europe                               6,969.6          7,082.4            (2)                   4
   -------------------------------------------------------------------------------------------------
   Asia/Pacific                         5,043.9          5,302.1            (5)                   6
   -------------------------------------------------------------------------------------------------
   Latin America                        1,318.4          1,319.8             -                    9
   -------------------------------------------------------------------------------------------------
   Other**                              2,114.2          1,803.5            17                   21
   -------------------------------------------------------------------------------------------------
   Total Systemwide sales             $30,517.7        $30,256.7             1                    5
   -------------------------------------------------------------------------------------------------

   *   Excluding the effect of foreign currency translation on reported results.

  ** Includes Systemwide sales for Partner Brands in 2001 of $251.0 million for the quarter and $718.7 million for the nine months. In 2000, Systemwide sales for Partner Brands were $219.0 million for the quarter and $378.2 million for the nine months.

  n/a  Not applicable

     On a global basis, the increases in sales and revenues for the quarter and nine months were primarily due to restaurant expansion, partly offset by negative comparable sales. The acquisition of Boston Market in the second quarter 2000 also contributed to the increases for the nine months. Foreign currency translation had a negative effect on the growth rates for both Systemwide sales and revenues for both periods. On a constant currency basis, revenues increased at a higher rate than sales for both the quarter and the nine months partly due to a restructure of our ownership in the Philippines, effective July 1, 2001. As a result of the restructuring, most of our restaurants in the Philippines are now Company-operated rather than franchised. The higher revenue increase for the nine months was also partly due to the acquisition of Boston Market restaurants, which are all Company-operated. In addition, revenues in both periods benefited from an increase in the royalty percent received from our Japanese affiliate, effective January 1, 2001.

     U.S. sales increased 3% for the quarter and 2% for the nine months primarily due to expansion. Comparable sales were slightly positive for the quarter and relatively flat for the nine months.

     In Europe, Asia/Pacific and Latin America, constant currency sales increased for the quarter and nine months due to expansion, partly offset by negative comparable sales.

     In Europe, France and the U.K. were primary contributors to the sales growth for the quarter and nine months. Also, the Netherlands and Russia delivered strong performances in both periods. Comparable sales continued to be affected by consumer confidence issues regarding the European beef supply in certain markets. We expect the impact from these issues to lessen as the fourth quarter progresses. In addition, comparisons become easier since the initial concerns arose last year in the fourth quarter. Sales trends are improving in several markets, most notably France, which had positive comparable sales in each month from March through September.

     In Asia/Pacific, the quarter and nine months benefited from expansion in Japan and strong performance in China. A weak economic environment in Taiwan and weak consumer spending in Australia and Japan negatively impacted sales growth, although we are encouraged by improvement in Australia's comparable sales trend.

     In Latin America, expansion and positive comparable sales in Mexico and Venezuela were the primary contributors to the sales increases for the quarter and nine months. In addition, expansion in Brazil contributed to the increases for both periods. Weak consumer spending continued to negatively affect most markets in this segment.

     In the Other segment, the increases for the quarter and nine months were driven by Canada and the Partner Brands.

Combined Operating Margins

         The following combined operating margin information represents margins for McDonald's restaurant business only.

--------------------------------------------------------------------------------
Combined operating margins           Quarters ended        Nine months ended
                                      September 30           September 30
                                 ----------------------------------------------
                                    2001       2000        2001         2000
-------------------------------------------------------------------------------
Dollars in millions
-------------------------------------------------------------------------------
Company-operated                  $  419.2   $  453.1    $1,164.5     $1,284.6
-------------------------------------------------------------------------------
Franchised                           798.6      788.0     2,269.8      2,281.3
-------------------------------------------------------------------------------
   Combined operating margins     $1,217.8   $1,241.1    $3,434.3     $3,565.9
-------------------------------------------------------------------------------
Percent of sales/revenues
-------------------------------------------------------------------------------
Company-operated                      15.9%      17.7%       15.4%        17.3%
-------------------------------------------------------------------------------
Franchised                            79.7       80.4        79.1         79.7
-------------------------------------------------------------------------------

         In constant currencies, combined operating margin dollars were relatively flat, increasing $3.5 million for the quarter while decreasing $21.9 million, or 1%, for the nine months. The U.S. and Europe segments accounted for over 80% of the combined margin dollars in both periods.

         As a percent of sales, consolidated Company-operated margins decreased for the quarter and nine months. Food & paper costs, payroll costs and occupancy & other operating expenses all increased as a percent of sales for both periods.

         In the U.S., Company-operated margins decreased as a percent of sales for the quarter and nine months. As a percent of sales, food & paper costs decreased while payroll costs and occupancy & other operating expenses increased for both periods.

         In each of the remaining segments, Company-operated margins decreased as a percent of sales for the quarter and nine months, primarily due to negative comparable sales. Higher food costs also contributed to the decline in Latin America and Asia/Pacific for both periods and in Europe for the nine months. Higher labor costs impacted Europe for both periods and Asia/Pacific for the nine months. In Asia/Pacific, the change in restaurant classification in the Philippines contributed to the declines for both periods because its Company-operated margins are lower than the average for the Asia/Pacific segment.

         Franchised margins as a percent of applicable revenues increased in Asia/Pacific and decreased in the U.S., Europe and Latin America for the quarter and nine months.

         Franchised margins as a percent of revenues in all segments were negatively impacted by weak comparable sales and by higher occupancy costs as a result of our strategy to lease more sites. By leasing a higher proportion of new sites, we have reduced initial capital requirements. However, as anticipated, this practice reduces franchised margins because the financing costs implicit in the lease are included in occupancy expense, whereas for owned sites, financing costs are reflected in interest expense.

         The decreases in franchised margins as a percent of revenues in Europe for the nine months and in Latin America for both periods were also partly due to rent assistance provided to franchisees. The franchised margin percent in Asia/Pacific increased for both periods primarily due to an increase in the royalty percent received from our Japanese affiliate and the restructuring of the Philippines' operations, which resulted in the reclassification of franchised margins that were lower than the average for the segment.

Selling, General & Administrative Expenses

         Selling, general & administrative expenses increased 2% for the quarter and 4% for the nine months. The increases were partly due to increased spending on future restaurant technology improvements. Both periods benefited from weaker foreign currencies.

Other Operating Income (Expense), net

         Equity in earnings of unconsolidated affiliates decreased for both periods, primarily due to weaker results in Japan, the increase in Japan's royalty expense and a weaker Japanese Yen. Although the increase in royalty expense reduced McDonald's equity in earnings for Japan, it was more than offset by the royalty benefit McDonald's received in franchised revenues. Other income (expense) for the quarter and nine months included $101.5 million of charges primarily related to the closing of 154 under performing restaurants and the write-off of certain technology costs. The Company expects to close about 10 additional under performing restaurants in the fourth quarter. Other income (expense) for the nine months also included a $24.0 million asset impairment charge in Turkey.

------------------------------------------------------------------------------------------------------------
  Other operating income (expense), net                       Quarters ended       Nine months ended
  Dollars in millions                                          September 30          September 30
------------------------------------------------------------------------------------------------------------
                                                          2001           2000         2001            2000
------------------------------------------------------------------------------------------------------------
  Gains on sales of restaurant businesses              $  21.0          $20.5      $  67.3          $ 58.4
------------------------------------------------------------------------------------------------------------
  Equity in earnings of unconsolidated affiliates         12.4           32.9         49.5            92.8
------------------------------------------------------------------------------------------------------------
  Other income (expense)                                (106.0)           7.2       (148.7)          (10.6)
------------------------------------------------------------------------------------------------------------
       Total                                           $ (72.6)         $60.6      $ (31.9)         $140.6
------------------------------------------------------------------------------------------------------------

Operating Income

         Consolidated operating income decreased $150.2 million, or 16% for the quarter and $263.6 million, or 10%, for the nine months, in constant currencies. Excluding the charge related to restaurant closings, the technology cost write-off and the Turkey asset impairment, adjusted consolidated operating income decreased 5% for both periods. The adjusted operating income decreases for both periods were due to lower combined operating margin dollars, lower other operating income and higher selling, general & administrative expenses.

------------------------------------- -------------- --------------- ---------------------------------------------
Operating income***

Dollars in millions                                                          Percent Increase/(Decrease)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
                                                                                                          Adjusted
                                                                                As       Constant         Constant
Quarters ended September 30                   2001            2000        Reported      Currency*       Currency**
------------------------------------- -------------- --------------- ------------- -------------- ----------------
U.S.                                      $  472.7        $  466.8             1             n/a             n/a
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Europe                                       288.0           330.4           (13)           (10)               -
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Asia/Pacific                                  79.9           122.1           (35)           (28)             (18)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Latin America                                (22.3)           31.1            n/m            n/m             (53)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Other****                                     20.2            26.0           (22)           (18)               2
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Corporate                                    (91.9)          (65.6)          (40)            n/a             (18)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
   Total operating income                 $  746.6        $  910.8           (18)           (16)              (5)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Nine months ended September 30
------------------------------------- -------------- --------------- ------------- -------------- ----------------
U.S.                                      $1,350.9        $1,337.4             1             n/a              n/a
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Europe                                       775.0           903.9           (14)            (9)              (6)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Asia/Pacific                                 294.3           349.7           (16)            (6)              (3)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Latin America                                 14.2            87.2            n/m            n/m             (39)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Other****                                     27.6            74.8           (63)           (59)             (20)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
Corporate                                   (247.7)         (197.3)          (26)            n/a             (18)
------------------------------------- -------------- --------------- ------------- -------------- ----------------
   Total operating income                 $2,214.3        $2,555.7           (13)           (10)              (5)
------------------------------------- -------------- --------------- ------------- -------------- ----------------

   * Excluding the effect of foreign currency translation on reported results. ** Excluding the effect of foreign currency translation on reported results where applicable and excluding the unusual items noted above.
 *** Segment operating income has been restated for 2000 to break out corporate expenses from the other operating segments.
**** Includes operating losses for Partner Brands in 2001 of $10.4 million for the quarter and $37.8 million for the nine months. In 2000, operating losses for Partner Brands were $15.5 million for the quarter and $33.4 million for the nine months.
n/a  Not applicable
n/m  Not meaningful

     U.S. operating income increased 1% for the quarter and nine months. The increases were due to higher combined operating margin dollars. The quarter included lower selling, general & administrative expenses and lower other operating income, while the nine months included higher selling, general & administrative expenses and higher other operating income.

     Europe's adjusted operating income was flat for the quarter and decreased 6% for the nine months in constant currencies. Strong results in France and Russia drove this segment's improved performance in the quarter. However, operating income continued to be negatively affected by the decline in consumer confidence regarding the safety of the European beef supply in certain markets.

     The adjusted operating income in Asia/Pacific decreased 18% for the quarter and 3% for the nine months in constant currencies. In both periods, strong performance in China and the increase in the royalty percent received from Japan was more than offset by weak operating results in Australia, Japan and Taiwan. In addition, a gain on the sale of real estate in Singapore contributed to the results for the nine months.

     Latin America's adjusted operating income decreased 53% for the quarter and 39% for the nine months in constant currencies. Both periods were negatively impacted by the continuing difficult economic conditions experienced by most markets in the region.

     In the Other segment, Canada's continued strong performance was offset by weak results in several markets in the Middle East & Africa for both periods.

INTEREST, NONOPERATING EXPENSE AND INCOME TAXES

Interest expense decreased slightly for the quarter and increased for the nine months. Lower average interest rates were partly offset for the quarter and more than offset for the nine months by higher average debt levels. The higher average debt levels were a result of the Company using its available credit capacity to repurchase shares of its common stock. Both periods benefited from weaker foreign currencies.

     Nonoperating (income) expense for the quarter and nine months included a $137.1 million gain on the initial public offering of McDonald's Japan. The gain was due to the increase in the carrying value of our investment as a result of the cash proceeds from the IPO received by McDonald's Japan. Also contributing to the nonoperating income for both periods were higher foreign currency translation gains. Partly offsetting the income for the quarter was the write-off of a domestic investment. The nine months included nonoperating expenses associated with the write-off of a financing receivable from a Latin American supplier and minority interest expense related to the sale of real estate in Singapore.

     The third quarter effective income tax rate was 27.3% compared with 30.5% in 2000. The effective tax rate for the nine months was 30.4% compared with 31.4% in 2000. The decrease in the income tax rate in 2001 was the result of the Japan IPO gain, partly offset by certain restaurant closing charges and the Turkey asset impairment charge, none of which were tax-effected for financial reporting purposes. For the full year, we expect the tax rate to be about 30.0%.

FORWARD-LOOKING STATEMENTS

Certain forward-looking statements are included in this release. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: the effectiveness of operating initiatives and advertising and promotional efforts, the effects of the Euro conversion, as well as changes in: global and local business and economic conditions; currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets; competition; consumer preferences, spending patterns and demographic trends; legislation and governmental regulation; and accounting policies and practices. The foregoing list of important factors is not exclusive.

     The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RELATED COMMUNICATIONS

In conjunction with its third quarter earnings release, McDonald's Corporation will broadcast its conference call with members of management live over the Internet on Thursday, October 18, 2001 at 12:00 p.m. Central Time. Interested parties are invited to listen by logging on to http://www.mcdonalds.com/corporate/investor and clicking "Latest Investor
-------------------------------------------
Webcast", which appears below the stock quote.

McDonald's Corporation will also make additional sales information available by voicemail. Please call 630-623-7253 to obtain comparable sales information by segment for the quarter and nine months.

                         McDONALD'S CORPORATION
               CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data
---------------------------------------------------------------------------
                                                                  Inc/(Dec)
Quarters ended September 30,              2001         2000         $     %
---------------------------------------------------------------------------
SYSTEMWIDE SALES                     $10,629.2    $10,512.4     116.8     1
Revenues
Sales by Company-operated
 restaurants                           2,876.9      2,768.5     108.4     4
Revenues from franchised
 and affiliated restaurants            1,002.4        980.5      21.9     2

TOTAL REVENUES                         3,879.3      3,749.0     130.3     3

Operating costs and expenses
Company-operated
 restaurants                           2,440.8      2,297.6     143.2     6
Franchised restaurants
 --occupancy costs                       203.4        192.0      11.4     6
Selling, general &
 administrative expenses                 415.9        409.2       6.7     2
Other operating (income)
 expense, net                             72.6        (60.6)    133.2   n/m
Total operating costs
 and expenses                          3,132.7      2,838.2     294.5    10

OPERATING INCOME                         746.6        910.8    (164.2)  (18)

Interest expense                         110.6        111.4      (0.8)   (1)

Nonoperating (income)
 expense, net                           (114.5)        10.3    (124.8)  n/m

Income before provision
 for income taxes                        750.5        789.1     (38.6)   (5)

Provision for
 income taxes                            205.0        240.6     (35.6)  (15)

NET INCOME                           $   545.5    $   548.5      (3.0)   (1)

NET INCOME PER
 COMMON SHARE                        $    0.42    $    0.42         -     -

NET INCOME PER
 COMMON SHARE-DILUTED                $    0.42    $    0.41     (0.01)    2

Weighted average
 common shares outstanding             1,286.1      1,315.6

Weighted average
 common shares outstanding
 -diluted                              1,305.8      1,346.0

n/m   Not meaningful

                         McDONALD'S CORPORATION
               CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data
----------------------------------------------------------------------------
                                                                  Inc/ (Dec)
Nine months ended September 30,         2001         2000            $     %
----------------------------------------------------------------------------
SYSTEMWIDE SALES                     $30,517.7    $30,256.7      261.0     1
Revenues
Sales by Company-operated
 restaurants                           8,229.3      7,790.4      438.9     6
Revenues from franchised
 and affiliated restaurants            2,869.2      2,863.0        6.2     -

TOTAL REVENUES                        11,098.5     10,653.4      445.1     4

Operating costs and expenses
Company-operated
 restaurants                           7,025.8      6,477.7      548.1     8
Franchised restaurants
 --occupancy costs                       598.2        580.4       17.8     3
Selling, general &
 administrative expenses               1,228.3      1,180.2       48.1     4
Other operating (income)
 expense, net                             31.9       (140.6)     172.5   n/m
Total operating costs
 and expenses                          8,884.2      8,097.7      786.5    10

OPERATING INCOME                       2,214.3      2,555.7     (341.4)  (13)

Interest expense                         348.6        318.0       30.6    10

Nonoperating (income)
 expense, net                            (94.5)        12.9     (107.4)  n/m

Income before provision
 for income taxes                      1,960.2      2,224.8     (264.6)  (12)

Provision for
 income taxes                            595.5        699.5     (104.0)  (15)

NET INCOME                           $ 1,364.7    $ 1,525.3     (160.6)  (11)

NET INCOME PER
 COMMON SHARE                        $    1.06    $    1.15      (0.09)   (8)

NET INCOME PER
 COMMON SHARE-DILUTED                $    1.04    $    1.12      (0.08)   (7)

Weighted average
 common shares outstanding             1,292.1      1,328.7

Weighted average
 common shares outstanding
 -diluted                              1,313.4      1,364.2

n/m   Not meaningful

                     McDONALD'S CORPORATION SYSTEMWIDE SALES

Dollars in millions
------------------------------------------------------------------------
                                                         % Inc/(Dec)
                                                         As     Constant
Quarters ended September 30,    2001        2000   Reported    Currency*
------------------------------------------------------------------------
US
Operated by franchisees    $ 4,104.8   $ 3,964.7          4
Operated by the Company        802.9       782.9          3
Operated by affiliates         298.8       303.8         (2)
                             5,206.5     5,051.4          3          n/a

Europe
Operated by franchisees      1,412.3     1,372.8          3
Operated by the Company        992.4       957.3          4
Operated by affiliates         115.5       119.8         (4)
                             2,520.2     2,449.9          3            5

Asia/Pacific
Operated by franchisees        440.8       456.2         (3)
Operated by the Company        491.6       469.0          5
Operated by affiliates         788.8       895.0        (12)
                             1,721.2     1,820.2         (5)           5

Latin America
Operated by franchisees        218.0       237.6         (8)
Operated by the Company        204.6       198.7          3
Operated by affiliates           8.8        19.9        n/m
                               431.4       456.2         (5)           7

Other**
Operated by franchisees        309.4       360.5        (14)
Operated by the Company        385.4       360.6          7
Operated by affiliates          55.1        13.6        n/m
                               749.9       734.7          2            5

Systemwide
Operated by franchisees      6,485.3     6,391.8          1
Operated by the Company      2,876.9     2,768.5          4
Operated by affiliates       1,267.0     1,352.1         (6)
                           $10,629.2   $10,512.4          1            4


 *   Excluding the effect of foreign currency translation on reported results.

** The Other segment includes $251.0 million of sales in 2001 and $219.0 million in 2000 related to Partner Brands.

n/a  Not applicable

n/m  Not meaningful

                      McDONALD'S CORPORATION SYSTEMWIDE SALES

Dollars in millions
------------------------------------------------------------------------
                                                       % Inc/(Dec)

                                                         As    Constant
Nine months ended September 30, 2001        2000   Reported    Currency*
------------------------------------------------------------------------
US
Operated by franchisees    $11,845.5   $11,561.7          2
Operated by the Company      2,365.6     2,283.1          4
Operated by affiliates         860.5       904.1         (5)
                            15,071.6    14,748.9          2          n/a

Europe
Operated by franchisees      3,879.4     3,920.2         (1)
Operated by the Company      2,761.1     2,807.7         (2)
Operated by affiliates         329.1       354.5         (7)
                             6,969.6     7,082.4         (2)           4

Asia/Pacific
Operated by franchisees      1,268.8     1,363.5         (7)
Operated by the Company      1,375.8     1,364.6          1
Operated by affiliates       2,399.3     2,574.0         (7)
                             5,043.9     5,302.1         (5)           6

Latin America
Operated by franchisees        674.8       686.7         (2)
Operated by the Company        624.9       557.2         12
Operated by affiliates          18.7        75.9        n/m
                             1,318.4     1,319.8          -            9

Other**
Operated by franchisees        937.6       989.6         (5)
Operated by the Company      1,101.9       777.8         42
Operated by affiliates          74.7        36.1        n/m
                             2,114.2     1,803.5         17           21

Systemwide
Operated by franchisees     18,606.1    18,521.7          -
Operated by the Company      8,229.3     7,790.4          6
Operated by affiliates       3,682.3     3,944.6         (7)
                           $30,517.7   $30,256.7          1            5

 *   Excluding the effect of foreign currency translation on reported results.

** The Other segment includes $718.7 million of sales in 2001 and $378.2 million in 2000 related to Partner Brands.

n/a  Not applicable

n/m  Not meaningful

                      McDONALD'S CORPORATION TOTAL REVENUES

------------------------------------------------------------------------------
                                                             % Inc/(Dec)
                                                               As     Constant
Quarters ended September 30,         2001        2000    Reported    Currency*
------------------------------------------------------------------------------
  U.S.                            $ 1,390.8   $ 1,347.7         3          n/a
  Europe                            1,267.5     1,229.3         3            5
  Asia/Pacific                        552.0       520.4         6           14
  Latin America                       241.3       246.4        (2)          11
  Other**                             427.7       405.2         6            8
                                  $ 3,879.3   $ 3,749.0         3            6


Dollars in millions
------------------------------------------------------------------------------
                                                             % Inc/(Dec)
                                                               As     Constant
Nine months ended September 30,      2001        2000    Reported    Currency*
------------------------------------------------------------------------------
  U.S.                            $ 4,060.8   $ 3,937.3         3          n/a
  Europe                            3,518.1     3,590.3        (2)           3
  Asia/Pacific                      1,559.4     1,523.5         2           11
  Latin America                       739.1       701.1         5           15
  Other**                           1,221.1       901.2        35           39
                                  $11,098.5   $10,653.4         4            8

 *  Excluding the effect of foreign currency translation on reported results.

** The Other segment for the quarter includes $241.7 million of revenue in 2001 and $208.6 million in 2000 related to Partner Brands. For the nine months, the Other segment includes $690.2 million of revenue in 2001 and $347.1 million in 2000 related to Partner Brands.

n/a Not applicable

                    McDONALD'S CORPORATION OPERATING MARGINS

OPERATING MARGINS - McDONALD'S RESTAURANT BUSINESS**
----------------------------------------------------------------------------
                                                               % Inc/(Dec)
Quarters ended         Percent            Amount              As    Constant
 September 30,       2001  2000      2001       2000    Reported   Currency*
----------------------------------------------------------------------------
Company-operated
U.S.                 15.9   17.1   $  127.3   $  133.9        (5)        n/a
Europe               18.9   19.9      187.7      190.2        (1)          1
Asia/Pacific         12.9   16.8       63.6       78.6       (19)        (13)
Latin America        10.1   12.8       20.7       25.5       (19)        (10)
Other                13.8   16.3       19.9       24.9       (20)        (16)
  Total              15.9   17.7   $  419.2   $  453.1        (7)         (5)

Franchised
U.S.                 79.9   80.9   $  469.9   $  456.8         3         n/a
Europe               78.4   80.1      215.6      217.8        (1)          1
Asia/Pacific         88.9   83.1       53.7       42.7        26          40
Latin America        68.4   73.4       25.1       35.0       (28)        (20)
Other                81.9   81.0       34.3       35.7        (4)          -
  Total              79.7   80.4   $  798.6   $  788.0         1           3


----------------------------------------------------------------------------
                                                               % Inc/(Dec)
Nine months ended      Percent            Amount              As    Constant
 September 30,       2001  2000      2001       2000    Reported   Currency*
----------------------------------------------------------------------------
Company-operated
U.S.                 16.2   17.1   $  383.8   $  391.0        (2)        n/a
Europe               16.8   18.7      464.5      525.2       (12)         (7)
Asia/Pacific         13.9   17.0      190.6      232.0       (18)        (11)
Latin America        11.1   12.8       69.5       71.1        (2)          5
Other                13.6   15.1       56.1       65.3       (14)        (10)
  Total              15.4   17.3   $1,164.5   $1,284.6        (9)         (6)

Franchised
U.S.                 79.9   80.5   $1,354.1   $1,331.9         2         n/a
Europe               77.1   78.6      583.6      614.9        (5)          -
Asia/Pacific         86.9   82.6      159.5      131.3        21          37
Latin America        68.6   74.1       78.3      106.7       (27)        (21)
Other                79.9   79.0       94.3       96.5        (2)          2
  Total              79.1   79.7   $2,269.8   $2,281.3        (1)          2

  * Excluding the effect of foreign currency translation on reported results.

 ** Operating margin information relates to McDonald's restaurant business and excludes Partner Brands.

n/a Not applicable

                  McDONALD'S CORPORATION FINANCIAL INFORMATION

COMPANY-OPERATED MARGINS AS A PERCENT OF SALES -
McDONALD'S RESTAURANT BUSINESS*
-------------------------------------------------------------------------
                          Quarters ended             Nine months ended
                           September 30                September 30
                          2001      2000              2001       2000
-------------------------------------------------------------------------
Food & paper              34.5      34.1              34.3       34.0
Payroll & employee
  benefits                25.4      25.0              26.0       25.3
Occupancy & other
  operating expenses      24.2      23.2              24.3       23.4
     Total expenses       84.1      82.3              84.6       82.7
Company-operated margins  15.9      17.7              15.4       17.3

* Operating margin information relates to McDonald's restaurant business and excludes Partner Brands.

                  McDONALD'S CORPORATION RESTAURANT INFORMATION

SYSTEMWIDE RESTAURANTS
-----------------------------------------------------------------------
At September 30,                       2001       2000**      Inc/(Dec)
-----------------------------------------------------------------------
  U.S.*                              12,953     12,703             250
  Europe
    United Kingdom                    1,150      1,074              76
    Germany                           1,114      1,061              53
    France                              884        822              62
    Italy                               303        269              34
    Spain                               294        251              43
    Sweden                              234        219              15
    Netherlands                         207        203               4
    Poland                              185        172              13
    Austria                             155        143              12
    Other                             1,096      1,028              68
    Total Europe                      5,622      5,242             380
  Asia/Pacific
    Japan*                            3,718      3,413             305
    Australia                           711        702               9
    China                               392        294              98
    Taiwan                              341        336               5
    South Korea                         289        225              64
    Philippines                         231        230               1
    Hong Kong                           185        171              14
    Other                               656        617              39
    Total Asia/Pacific                6,523      5,988             535
  Latin America
    Brazil                              556        507              49
    Mexico                              218        190              28
    Argentina                           214        204              10
    Other                               558        530              28
    Total Latin America               1,546      1,431             115
  Other
    Canada*                           1,181      1,131              50
    Other McDonald's                    532        476              56
    Partner Brands***                 1,060        922             138
    Total Other                       2,773      2,529             244
Systemwide restaurants               29,417     27,893           1,524

Countries                               121        120               1

  * Includes satellites at September 30, 2001: U.S. 989; Japan 1,737; Canada 286. At September 30, 2000: U.S. 1,000; Japan 1,429;
    Canada 270.

 ** Adjusted to exclude 561 (517 in Brazil) dessert-only kiosks from the September 30, 2000 restaurant counts.

*** Restaurants at September 30, 2001: Aroma Cafe 43; Boston Market 674;
    Chipotle 152; Donatos Pizza 191. At September 30, 2000: Aroma Cafe 40; Boston Market 650; Chipotle 83; Donatos Pizza 149.

                      McDONALD'S CORPORATION RESTAURANT INFORMATION RESTAURANT ADDITIONS
-----------------------------------------------------------------------
                          Quarters ended             Nine months ended
                           September 30                 September 30
                          2001*     2000**             2001*    2000**
-----------------------------------------------------------------------
  U.S.                      74        45                149       74
  Europe                    27       110                162      299
  Asia/Pacific              63       158                263      334
  Latin America            (28)       45                 36      132
  Other McDonald's          18        21                 48       39
  Partner Brands            13        12                 52      706***
   Systemwide additions    167       391                710    1,584

  * Under performing restaurant closings by segment: Europe 47;
    Asia/Pacific 37; Latin America 56; Other McDonald's 14.

 ** Adjusted by 17 for the quarter and 64 for the nine months to exclude dessert-only kiosks.

*** Primarily relates to the acquisition of Boston Market in second quarter 2000.


SYSTEMWIDE RESTAURANTS
-----------------------------------------------------------------------
At September 30,                        2001         2000*    Inc/(Dec)
-----------------------------------------------------------------------
US
Operated by franchisees               10,342       10,079          263
Operated by the Company                1,902        1,858           44
Operated by affiliates                   709          766          (57)
                                      12,953       12,703          250
Europe
Operated by franchisees                3,211        2,950          261
Operated by the Company                2,182        2,069          113
Operated by affiliates                   229          223            6
                                       5,622        5,242          380
Asia/Pacific
Operated by franchisees                1,580        1,594          (14)
Operated by the Company                1,776        1,421          355
Operated by affiliates                 3,167        2,973          194
                                       6,523        5,988          535
Latin America
Operated by franchisees                  726          715           11
Operated by the Company                  779          634          145
Operated by affiliates                    41           82          (41)
                                       1,546        1,431          115
Other
Operated by franchisees                1,156        1,115           41
Operated by the Company                1,498        1,324          174
Operated by affiliates                   119           90           29
                                       2,773        2,529          244
Systemwide
Operated by franchisees               17,015       16,453          562
Operated by the Company                8,137        7,306          831
Operated by affiliates                 4,265        4,134          131
                                      29,417       27,893        1,524

* Adjusted by 561 to exclude dessert-only kiosks.
                                 #     #     #